UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

Sports Supplement Group, Inc.

(Exact name of registrant as specified in its charter)

Nevada	81-4837535
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

228 Hamilton Ave, Palo Alto, CA	94301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 650-460-7416

Securities to be registered pursuant to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock, $0.00001 Par Value

Name of exchange on which each class is to be registered: N/A

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]
(Do not check if a smaller reporting company)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. BUSINESS

Our Corporate History and Background

Sports Supplement Group, Inc. (the “Company”) was incorporated as Cynergi Holdings, Inc., on February 27, 2007, in the State of Nevada for the purpose of is the acquisition and exploration of mineral resource.  On January 16, 2009, the company changed its name to Sports Supplement Group, Inc to reflect a change in direction.  On January 17, 2017, we entered into the Exchange Agreement with Luthor Web Development, Inc., a Florida corporation (“LWD”), whereby we acquired all of the issued and outstanding common stock of LWD. On January 17, 2017, LWD transferred all of its assets and liabilities to LWD Acquisition, Inc., our wholly owned subsidiary.

The Company’s fiscal year end is December 31.

On August 23, 2016, Barton Hollow, LLC (“Barton Hollow”), a Nevada limited liability company, and stockholder of the Issuer, filed an Application for Appointment of Custodian pursuant to Section 78.347 of the Act in the District Court for Clark County, Nevada. Barton Hollow was subsequently appointed custodian of the Issuer by Order of the Court on January 26, 2016 (the “Order”). In accordance with the provisions of the Order, Barton Hollow thereafter moved to: (a) reinstate the Issuer with the State of Nevada; (b) provide for the election of interim officers and directors; and (c) call and hold a stockholder meeting.  In addition, Barton Hollow elected Adam S. Tracy as the lone director and officer of the Issuer.

Subsequently, on January 17, 2017, the Custodian, together with the Issuer's lone director caused the Issuer to enter into an Agreement and Plan of Merger with Luthor Web Development, Inc ("LWD"), a Florida corporation (the "Merger Agreement"). Concomitant therewith, and as a condition precedent to closing of the contemplated merger transaction, the Custodian and director of the Issuer caused Roy Capasso to be named the Issuer's sole Director and Officer, at which time Mr. Tracy resigned. On January 25, 2017, the final Merger was closed between the Company and Luthor Web Development, Inc. (“LWD”).

The Merger was originally designed as a reverse subsidiary merger pursuant to Section 368(a)(2)(E) of the Internal Revenue Code. That is, upon closing, the original plan was that LWD was going to merge into a newly-created Nevada subsidiary corporation called LWD Acquisition, Inc., which was to be created especially for this purpose. However, the parties elected to consummate the Merger without creating the acquisition sub, therefore, on January 25, 2017, LWDmerged into the Company, with the members of LWD receiving shares of the common stock of the Issuer as consideration therefor. In exchange, the Company received 100% of the issued and outstanding shares in LWD. LWD survives as a wholly owned subsidiary of the Company.

On March 20, 2017, a Notice of Special Meeting Shareholder was sent to the shareholders where the following items were to be voted: (1) The election of the following nominee(s) to serve as the directors of the Company until the next meeting of its Stockholders: Roy Capasso, Vito M. Visconti, and Diego Visconti as Directors of the Company; and (2) To transact any other business as may properly come before the Special Meeting or any adjournment(s) thereof. The record date of the hearing was April 3, 2017. On March 28, 2017, the Company filed with FINRA to change the company name to CarSmartt, Inc. and requested a symbol change. FINRA is reviewing these corporate actions and the Company will provide further updates as they are available.

On May 9, 2017, following the special meeting of the Issuer's Stockholders, Barton Hollow filed a Motion to Discharge Custodianship and Issue Final Order in the District Court and on May 23, 2017, that Motion was granted and the District Court issued an Order discharging the custodianship.

OVERVIEW OF OUR BUSINESS

The Company is engaged in the IT development of innovative CARSMARTT.COM APP. for long distance ride sharing and package delivery for USA and other strategic markets.

The company has developed an Application for Android and Apple phone products, Carsmartt, to connect Drivers with the World’s Travelers to make long-distance trips affordable and turn journeys into social experiences. We believe that by putting our users first we will not only create long-term value for the users of our application but also accomplish our mission and financial goals for our business.

On November 7, 2017, United states patent and trademark office has approved CAR SMARTT name and logo CAR SMARTT for CLASS 9: Computer software for coordinating transportation services, namely, software for electronic message alerts featuring leads, optimal matches, and scheduling movement of motorized vehicles. Registration Number: 5,328,547.

Our vision is to create an affordable and safe way of traveling for long-distance commuters. We believe that our carpooling application’s strongest feature is to develop into a lifestyle that millennials adopt as an alternative to choosing a car in planning their journeys. Moving towards our vision requires scaling our business among a considerable number of states in the US. We believe that our carpooling application will eventually enable members to connect on a global scale.

The company's current strategic partners include:

Stanford University

Industry affiliate program of Stanford’s H-STAR Institute. We help our members explore how the thoughtful use of technology can impact a range of fields, from entertainment to learning to commerce. Together, we’re researching innovative ways for people to collaborate, communicate, and interact with the information, products, and industries of tomorrow. We explore the use of information technology to improve the human experience.

Saint Joseph’s University

We’re teaming up with Saint Joseph’s University and MindHub Project to have a better understanding of long-distance travel in the US.

This is why we’re thrilled to announce our partnership with Saint Joseph’s University (PA) and Gema Business School - Rome in carrying out a complex market study on what the members of our community need most, and where they need it - The research will be guided by our partners, MindHub Project Ltd and the students of the International Marketing Management Program at Saint Joseph’s University. It will focus on a series of actions to help us identify the best ways to provide our services and expand them within regions of the United States that show a growing need of introducing more affordable means of transportation.

MindHub Marketing

Beginning with the launch of our mobile application on Apple Store and Google Play, Carsmartt has managed to change the traditional carpooling concept by turning a simple ride into a social experience.

Preferred Stock

Currently there are no shares authorized of preferred stock of the Company and 0 preferred stock issued and outstanding.

As of September 30, 2017, the Company had 393,950,001 shares of common stock and 0 shares of preferred stock issued and outstanding and as of December 31, 2016, the Company had 8,110,000 shares of common stock and 0 shares of preferred stock issued and outstanding.

Emerging Growth Company Status

We are an “emerging growth company,” as defined in the JOBS Act. For as long as we are an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding advisory “say-on-pay” votes on executive compensation and shareholder advisory votes on golden parachute compensation. We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenues of $1 billion or more; (ii) the last date of the fiscal year following the fifth anniversary of the date of the first sale of common stock under this registration statement; (iii) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt; and (iv) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act. We will be deemed a large accelerated filer on the first day of the fiscal year after the market value of our common equity held by non-affiliates exceeds $700 million, measured on January 1st.

We cannot predict if investors will find our common stock less attractive to the extent we rely on the exemptions available to emerging growth companies. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

A Company that elects to be treated as an emerging growth company shall continue to be deemed an emerging growth company until the earliest of (i) the last day of the fiscal year during which it had total annual gross revenues of $1,000,000,000 (as indexed for inflation), (ii) the last day of the fiscal year following the fifth anniversary of the date of the first sale of common stock under this registration statement; (iii) the date on which it has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or (iv) the date on which is deemed to be a ‘large accelerated filer’ as defined by the SEC, which would generally occur upon it attaining a public float of at least $700 million.

However, we are choosing to “opt out” of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

Competition

The Carsmartt App current competitors are:

Bla Bla Car is a ride share app currently operating in Europe, India, Russia, Mexico and Brasil.  They are not currently in USA.  Bla Bla Car has approx 35,000,000 users and the is valuated approx,$1.7 Billion and was funded in 2006.

Zimride connects inter-city drivers and passengers through social networking and is the largest ride share program in the United States.  The service has over 350,000 users, is active on 125 university campuses and was funded in 2007.Zimride was purchased by enterprise Holding and is restricted only to members of corporations or universities.

Rodie is Door-to-Door delivery service,forget shipping lines or courier delivery. Whether you’re shipping locally or nationwide, Roadie is the easiest, often cheapest way to get your stuff where it’s going. With Drivers in all 50 states, Roadie offers a personalized, door-to-door delivery without the lines and hassles of going to the post office.

Intellectual Property

The Company currently holds 1 trademark, which consists of the name CAR SMARTT within a logo as displayed on the first page of this registration statement.  Any encroachment upon the company’s proprietary information, including the unauthorized use of its brand name or trademarks, the use of a similar name by a competing company or a lawsuit initiated either by our Company or against our Company for infringement upon proprietary information or improper use of a trademark, may affect our ability to create brand name recognition, cause customer confusion and/or have a detrimental effect on its business due to the cost of defending any potential litigation related to infringement.  Litigation or proceedings before the U.S. or International Patent and Trademark Offices may be necessary in the future to enforce our intellectual property rights, to protect our trademarks, trade secrets and domain name and/or to determine the validity and scope of the proprietary rights of others.  Any such litigation or adverse proceeding could result in substantial costs and diversion of resources and could seriously harm our business operations and/or results of operations.

Government Regulations

The Company will be subject to local and international laws and regulations that relate directly or indirectly to its operations, such as the Securities Act of 1933, the Securities and Exchange Act of 1934, and the Nevada Corporations Act.  It will also be subject to common business and tax rules and regulations pertaining to the operation of its business, such as the United States Internal Revenue Tax Code, and the Nevada State Tax Code.  The Company will also be subject to proprietary regulations such as United States Trademark and Patent Law as it applies to the intellectual property of third parties.  The Company believes that the effects of existing or probable governmental regulations will be additional responsibilities of the management of the Company to ensure that the Company is in compliance with securities regulations as they apply to the Company’s products as well as ensuring that the company does not infringe on any proprietary rights of others with respect to its products.   The Company will also need to maintain accurate financial records in order to remain complaint with securities regulations as well as any corporate tax liability it incurs.

Employees

As of the date of this registration, the Company has 3 full time employees. There are currently no employment agreements with our officers and directors, and although the Company does not believe this will occur, our officers and directors may choose to terminate their employment at any time. The Company’s activities are managed by the Company’s Directors and Officers.

The officers of the Company have the same powers and duties with respect to the management of the business affairs for the Company and the oversight of the day-to-day management operations for the Company as officers of a business would have. They perform such other reasonable duties (taking into consideration the person’s position in the Company) as may be prescribed by the Board of Directors of the Company from time to time. They are obligated to use best efforts to serve the Company faithfully and promote its best interests and shall devote all of his or her business time, attention and services to the faithful and competent discharge of such duties.

ITEM 1A. RISK FACTORS

As a smaller reporting company, as defined in Rule 12b-2 of the Exchange Act, we are not required to provide the information called for by Item 304 of Regulation S-K.  However, there are certain considerations which we shall discuss here.

RISKS RELATED TO OUR COMPANY

The Company’s operating results, financial condition and stock price are subject to certain risks, some of which are beyond its control. These risks could cause the Company’s actual operating and financial results to differ materially from those expressed in its forward looking statements, including the risks described below and the risks identified in other documents which are filed with the SEC:

Access to Capital.

The Company anticipates that it will need to raise capital in the future to fund its historical and new business operations. Negative or uncertain global economic conditions could make it more difficult for the Company to raise capital. If the Company is unable to secure capital in the future, in the form of debt, equity or both, it may be forced to cease operations. There can be no assurances that, if required, the Company will be successful in obtaining additional investment in sufficient amounts to fund its ongoing business operations.

Our business operations and future development could be significantly disrupted if we lose key members of our management team.

The success of our business continues to depend to a significant degree upon the continued contributions of our senior officers and key employees, both individually and as a group. Our future performance will be substantially dependent in particular on our ability to retain and motivate our Chief Executive Officer, and certain of our other senior executive officers. We have no reason to believe that we will lose the services of any of these individuals in the foreseeable future; however, we currently have no effective replacement for any of these individuals due to their experience, reputation in the industry and special role in our operations. We also do not maintain any key man life insurance policies for any of our employees.

Our insurance policies may not provide adequate levels of coverage against all claims, and fluctuating insurance requirements and costs could negatively impact our profitability.

We believe our insurance coverage is customary for businesses of our size and type. However, there are types of losses we may incur that cannot be insured against or that we believe are not commercially reasonable to insure. These losses, if they occur, could have a material and adverse effect on our business and results of operations. In addition, the cost of workers’ compensation insurance, general liability insurance and directors’ and officers’ liability insurance fluctuates based on our historical trends, market conditions and availability. Additionally, health insurance costs in general have risen significantly over the past few years and are expected to continue to increase. These increases, as well as recently-enacted federal legislation requiring employers to provide specified levels of health insurance to all employees, could have a negative impact on our profitability, and there can be no assurance that we will be able to successfully offset the effect of such increases with plan modifications and cost control measures, additional operating efficiencies or the pass-through of such increased costs to our customers.

We may not be able to adequately protect our intellectual property, which, in turn, could harm the value of our brands and adversely affect our business.

Our ability to implement our business plan successfully depends in part on our ability to further build brand recognition using our trademarks, service marks and other proprietary intellectual property.

If our efforts to register, maintain and protect our intellectual property are inadequate, or if any third party misappropriates, dilutes or infringes on our intellectual property, the value of our brands may be harmed, which could have a material adverse effect on our business and might prevent our brands from achieving or maintaining market acceptance. We may also face the risk of claims that we have infringed third parties’ intellectual property rights. If third parties claim that we infringe upon their intellectual property rights, our operating profits could be adversely affected. Any claims of intellectual property infringement, even those without merit, could be expensive and time consuming to defend, require us to rebrand our services, if feasible, divert management’s attention and resources or require us to enter into royalty or licensing agreements in order to obtain the right to use a third party’s intellectual property.

A successful claim of infringement against us could result in our being required to pay significant damages, enter into costly license or royalty agreements, or stop the sale of certain products or services, any of which could have a negative impact on our operating profits and harm our future prospects.

Information technology system failures or breaches of our network security could interrupt our operations and adversely affect our business.

We will rely on our computer systems and network infrastructure across our operations. Our operations depend upon our ability to protect our computer equipment and systems against damage from physical theft, fire, power loss, telecommunications failure or other catastrophic events, as well as from internal and external security breaches, viruses, worms and other disruptive problems. Any damage or failure of our computer systems or network infrastructure that causes an interruption in our operations could have a material adverse effect on our business and subject us to litigation or actions by regulatory authorities. Although we employ both internal resources and external consultants to conduct auditing and testing for weaknesses in our systems, controls, firewalls and encryption and intend to maintain and upgrade our security technology and operational procedures to prevent such damage, breaches or other disruptive problems, there can be no assurance that these security measures will be successful.

Federal, state and local tax rules may adversely impact our results of operations and financial position.

We are subject to federal, state and local taxes in the U.S.. Although we believe our tax estimates are reasonable, if the Internal Revenue Service (“IRS”) or other taxing authority disagrees with the positions we have taken on our tax returns, we could face additional tax liability, including interest and penalties. If material, payment of such additional amounts upon final adjudication of any disputes could have a material impact on our results of operations and financial position. In addition, complying with new tax rules, laws or regulations could impact our financial condition, and increases to federal or state statutory tax rates and other changes in tax laws, rules or regulations may increase our effective tax rate. Any increase in our effective tax rate could have a material impact on our financial results.

We may require additional capital to finance our operations in the future, but that capital may not be available when it is needed and could be dilutive to existing stockholders.

We may require additional capital for future operations. We plan to finance anticipated ongoing expenses and capital requirements with funds generated from the following sources:

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cash provided by operating activities;

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available cash and cash investments; and

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capital raised through debt and equity offerings.

Current conditions in the capital markets are such that traditional sources of capital may not be available to us when needed or may be available only on unfavorable terms. Our ability to raise additional capital, if needed, will depend on conditions in the capital markets, economic conditions and a number of other factors, many of which are outside our control, and on our financial performance. Accordingly, we cannot assure you that we will be able to successfully raise additional capital at all or on terms that are acceptable to us. If we cannot raise additional capital when needed, it may have a material adverse effect on our liquidity, financial condition, results of operations and prospects. Further, if we raise capital by issuing stock, the holdings of our existing stockholders will be diluted.

If we raise capital by issuing debt securities, such debt securities would rank senior to our common stock upon our bankruptcy or liquidation. In addition, we may raise capital by issuing equity securities that may be senior to our common stock for the purposes of dividend and liquidating distributions, which may adversely affect the market price of our common stock. Finally, upon bankruptcy or liquidation, holders of our debt securities and shares of preferred stock and lenders with respect to other borrowings will receive a distribution of our available assets prior to the holders of our common stock. Additional equity offerings may dilute the holdings of our existing stockholders or reduce the market price of our common stock, or both.

Any future litigation could have a material adverse impact on our results of operations, financial condition and liquidity.

From time to time we may be subject to litigation, including potential stockholder derivative actions. Risks associated with legal liability are difficult to assess and quantify, and their existence and magnitude can remain unknown for significant periods of time. To date have obtained directors and officers liability (“D&O”) insurance to cover some of the risk exposure for our directors and officers . Such insurance generally pays the expenses (including amounts paid to plaintiffs, fines, and expenses including attorneys’ fees) of officers and directors who are the subject of a lawsuit as a result of their service to the Company. There can be no assurance that we will be able to continue to maintain this insurance at reasonable rates or at all, or in amounts adequate to cover such expenses should such a lawsuit occur. While neither Nevada law nor our Articles of Incorporation or bylaws require us to indemnify or advance expenses to our officers and directors involved in such a legal action, we expect that we would do so to the extent permitted by Nevada law. Without D&O insurance, the amounts we would pay to indemnify our officers and directors should they be subject to legal action based on their service to the Company could have a material adverse effect on our financial condition, results of operations and liquidity.

Our prior operating results may not be indicative of our future results.

You should not consider prior operating results to be indicative of our future operating results. Our future operating results will depend upon many other factors, including:

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the level of product and price competition,

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our success in expanding our business network and managing our growth,

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the ability to hire qualified employees, and

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the timing of such hiring and our ability to control costs.

Requirements associated with being a reporting public company will require significant company resources and management attention.

We will be subject to the reporting requirements of the Exchange Act and the other rules and regulations of the SEC relating to public companies. We are working with independent legal, accounting and financial advisors to identify those areas in which changes should be made to our financial and management control systems to manage our growth and our obligations as an SEC reporting company. These areas include corporate governance, internal control, internal audit, disclosure controls and procedures and financial reporting and accounting systems. We have made, and will continue to make, changes in these and other areas, including our internal control over financial reporting. However, we cannot assure you that these and other measures we may take will be sufficient to allow us to satisfy our obligations as an SEC reporting company on a timely basis.

In addition, compliance with reporting and other requirements applicable to SEC reporting companies will create additional costs for us, will require the time and attention of management and will require the hiring of additional personnel and legal, audit and other professionals. We cannot predict or estimate the amount of the additional costs we may incur, the timing of such costs or the impact that our management’s attention to these matters will have on our business.

Our management controls a large block of our common stock that will allow them to control us.

As of the date of this prospectus, members of our management team and one large affiliate shareholder together beneficially own approximately 83.5% of our outstanding common stock. Our officers and directors together own approximately 83.5% of our voting power. As a result, management will have the ability to control substantially all matters submitted to our stockholders for approval including:

a)

election of our board of directors;

b)

removal of any of our directors;

c)

amendment of our Articles of Incorporation or bylaws; and

d)

adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

In addition, management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Any additional investors will own a minority percentage of our common stock and will have minority voting rights.

RISKS RELATED TO THE COMMON STOCK

Our stock price is likely to be extremely volatile and our common stock is not listed on a stock exchange; as a result, stockholders may not be able to resell their shares at or above the price paid for them.

The market price of our common stock is likely to be extremely volatile and could be subject to significant fluctuations due to changes in sentiment in the market regarding our operations or business prospects, among other factors. Further, our common stock currently quoted only on the OTCMarkets and not listed on any national exchange. An active public market for our common stock does not currently exist, and even if it does someday exist, it may not be sustained. Therefore, stockholders may not be able to sell their shares at or above the price they paid for them.

Among the factors that could affect our stock price are:

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industry trends and the business success of our customers;

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actual or anticipated fluctuations in our quarterly financial and operating results that vary from the expectations of our management or of securities analysts and investors;

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our failure to meet the expectations of the investment community and changes in investment community recommendations or estimates of our future operating results;

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announcements of strategic developments, acquisitions, dispositions, financings, product developments and other materials events by us or our competitors;

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regulatory and legislative developments concerning concerning our technology;

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litigation;

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general market conditions;

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other domestic and international macroeconomic factors unrelated to our performance; and

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additions or departures of key personnel.

Sales by our stockholders of a substantial number of shares of our common stock in the public market could adversely affect the market price of our common stock.

A substantial portion of our total outstanding shares of common stock may be sold into the market at any time. While most of these shares are held by our principal stockholders, who are also executive officers, and we believe that such holders have no current intention to sell a significant number of shares of our stock, if they were to decide to sell large amounts of stock over a short period of time (presuming such sales were permitted, given their affiliate status) such sales could cause the market price of our common stock to drop significantly, even if our business is doing well.

Further, the market price of our common stock could decline as a result of the perception that such sales could occur. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and price that we deem appropriate.

Our stock may have rights senior to those of our common stock which could adversely affect holders of common stock.

Under Nevada law, and our Articles of Incorporation give our Board of Directors the authority to issue additional series of preferred stock without a vote or action by our stockholders. The Board also has the authority to determine the terms of preferred stock, including price, preferences and voting rights. The rights granted to holders of preferred stock in the future may adversely affect the rights of holders of our common stock. Any such authorized class of preferred stock may have a liquidation preference - a pre-set distribution in the event of a liquidation - that would reduce the amount available for distribution to holders of common stock or superior dividend rights that would reduce the amount of dividends that could be distributed to common stockholders. In addition, an authorized class of preferred stock may have voting rights that are superior to the voting right of the holders of our common stock. Currently the Company has no issued or outstanding preferred stock.

We are a smaller reporting company and, as a result of the reduced disclosure and governance requirements applicable to such companies, our common stock may be less attractive to investors.

We are a smaller reporting company, (i.e. a company with less than $75 million of its voting equity held by affiliates), and we are eligible to take advantage of certain exemptions from various reporting requirements applicable to other public companies We have elected to adopt these reduced disclosure requirements. We cannot predict if investors will find our common stock less attractive as a result of our taking advantage of these exemptions. If some investors find our common stock less attractive as a result of our choices, there may be a less active trading market for our common stock and our stock price may be more volatile. There is currently no active market for our common stock.

We do not expect to pay any cash dividends in the foreseeable future.

We intend to retain our future earnings, if any, in order to reinvest in the development and growth of our business and, therefore, do not intend to pay dividends on our common stock for the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, and such other factors as our board of directors deems relevant. Accordingly, you may need to sell your shares of our common stock to realize a return on your investment, and you may not be able to sell your shares at or above the price you paid for them.

We can sell additional shares of common stock without consulting stockholders and without offering shares to existing stockholders, which would result in dilution of stockholders’ interests and could depress our stock price.

Our Articles of Incorporation authorize 1,250,000,000 shares of common stock, of which 393,950,001 are currently outstanding, and our Board of Directors is authorized to issue additional shares of our common stock and preferred stock.

Although our Board of Directors intends to utilize its reasonable business judgment to fulfill its fiduciary obligations to our then existing stockholders in connection with any future issuance of our capital stock, the future issuance of additional shares of our common stock or preferred stock convertible into common stock would cause immediate, and potentially substantial, dilution to our existing stockholders, which could also have a material effect on the market value of the shares.

Further, our shares do not have preemptive rights, which means we can sell shares of our common stock to other persons without offering purchasers in this offering the right to purchase their proportionate share of such offered shares. Therefore, any additional sales of stock by us could dilute your ownership interest in our Company.

Our stock is a penny stock. Trading of our stock may be restricted by the SEC's penny stock regulations and FINRA's sales practice requirements, which may limit a stockholder's ability to buy and sell our stock.

Our common stock is subject to the "Penny Stock" Rules of the Securities and Exchange Commission (the "SEC"), which will make transactions in our common stock cumbersome and may reduce the value of an investment in our common stock.

Our common stock is quoted on the OTCMarkets, which is generally considered to be a less efficient market than markets such as NASDAQ or the national exchanges, and which may cause difficulty in conducting trades and difficulty in obtaining future financing. There is no assurance of when, if ever, our stock will be listed on an exchange. Further, our securities will be subject to the "penny stock rules" adopted pursuant to Section 15(g) of the Securities Exchange Act of 1934 , as amended. The penny stock rules apply generally to companies whose common stock trades at less than $5.00 per share, subject to certain limited exemptions. Such rules require, among other things, that brokers who trade "penny stock" to persons other than "established customers" complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade "penny stock" because of the requirements of the "penny stock rules" and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. In the event that we remain subject to the "penny stock rules" for any significant period, there may develop an adverse impact on the market, if any, for our securities. Because our securities are subject to the "penny stock rules,” investors will find it more difficult to dispose of our securities. Further, it is more difficult: (i) to obtain accurate quotations, (ii) to obtain coverage for significant news events because major wire services, such as the Dow Jones News Service, generally do not publish press releases about such companies, and (iii) to obtain needed capital.

In addition to the "penny stock" rules promulgated by the SEC, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

ITEM 2. FINANCIAL INFORMATION

Forward Looking Statements

The following information specifies certain forward-looking statements of the management of the Company. Forward looking statements are statements that estimate the happening of future events and are not based on historical fact. Forward-looking statements may be identified by the use of forward-looking terminology, such as may, shall, could, expect, estimate, anticipate, predict, probable, possible, should, continue, or similar terms, variations of those terms or the negative of those terms. The forward-looking statements specified in the following information statement have been compiled by our management on the basis of assumptions made by management and considered by management to be reasonable. Our future operating results, however, are impossible to predict and no representation, guaranty, or warranty is to be inferred from those forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. We cannot guaranty that any of the assumptions relating to the forward-looking statements specified in the following information are accurate, and we assume no obligation to update any such forward-looking statements. Such forward-looking statements include statements regarding our anticipated financial and operating results, our liquidity, goals and plans. All forward-looking statements in this Registration Statement are based on information available to us as of the date of this report, and we assume no obligation to update any forward-looking statements.

All forward-looking statements in this Registration Statement are based on information available to us as of the date of this report, and we assume no obligation to update any forward-looking statements.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with the section entitled “Selected Financial Data” and our financial statements and related notes included elsewhere in this Registration Statement. Some of the information contained in this discussion and analysis or set forth elsewhere in this Registration Statement, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.” Our actual results may differ materially from those described below.

Company History and Summary

Sports Supplement Group, Inc. (the “Company”) was incorporated as Cynergi Holdings, Inc., on February 27, 2007, in the State of Nevada for the purpose of is the acquisition and exploration of mineral resource.  On January 16, 2009, the company changed its name to Sports Supplement Group, Inc to reflect a change in direction.  On January 17, 2017, we entered into the Exchange Agreement with Luthor Web Development, Inc., a Florida corporation (“LWD”), whereby we acquired all of the issued and outstanding common stock of LWD. On January 17, 2017, LWD transferred all of its assets and liabilities to LWD Acquisition, Inc., our wholly owned subsidiary.

The Company’s fiscal year end is December 31.

On August 23, 2016, Barton Hollow, LLC (“Barton Hollow”), a Nevada limited liability company, and stockholder of the Issuer, filed an Application for Appointment of Custodian pursuant to Section 78.347 of the Act in the District Court for Clark County, Nevada. Barton Hollow was subsequently appointed custodian of the Issuer by Order of the Court on January 26, 2016 (the “Order”). In accordance with the provisions of the Order, Barton Hollow thereafter moved to: (a) reinstate the Issuer with the State of Nevada; (b) provide for the election of interim officers and directors; and (c) call and hold a stockholder meeting.  In addition, Barton Hollow elected Adam S. Tracy as the lone director and officer of the Issuer.

Subsequently, on January 17, 2017, the Custodian, together with the Issuer's lone director caused the Issuer to enter into an Agreement and Plan of Merger with Luthor Web Development, Inc ("LWD"), a Florida corporation (the "Merger Agreement"). Concomitant therewith, and as a condition precedent to closing of the contemplated merger transaction, the Custodian and director of the Issuer caused Roy Capasso to be named the Issuer's sole Director and Officer, at which time Mr. Tracy resigned. On January 25, 2017, the final Merger was closed between the Company and Luthor Web Development, Inc. (“LWD”).

The Merger was originally designed as a reverse subsidiary merger pursuant to Section 368(a)(2)(E) of the Internal Revenue Code. That is, upon closing, the original plan was that LWD was going to merge into a newly-created Nevada subsidiary corporation called LWD Acquisition, Inc., which was to be created especially for this purpose. However, the parties elected to consummate the Merger without creating the acquisition sub, therefore, on January 25, 2017, LWDmerged into the Company, with the members of LWD receiving shares of the common stock of the Issuer as consideration therefor. In exchange, the Company received 100% of the issued and outstanding shares in LWD. LWD survives as a wholly owned subsidiary of the Company.

On March 20, 2017, a Notice of Special Meeting Shareholder was sent to the shareholders where the following items were to be voted: (1) The election of the following nominee(s) to serve as the directors of the Company until the next meeting of its Stockholders: Roy Capasso, Vito M. Visconti, and Diego Visconti as Directors of the Company; and (2) To transact any other business as may properly come before the Special Meeting or any adjournment(s) thereof. The record date of the hearing was April 3, 2017. On March 28, 2017, the Company filed with FINRA to change the company name to CarSmartt, Inc. and requested a symbol change. FINRA is reviewing these corporate actions and the Company will provide further updates as they are available.

On May 9, 2017, following the special meeting of the Issuer's Stockholders, Barton Hollow filed a Motion to Discharge Custodianship and Issue Final Order in the District Court and on May 23, 2017, that Motion was granted and the District Court issued an Order discharging the custodianship.

Carsmartt is the first carpooling application to be released in the US.

Our proposition is simple:

•

Through our business we aim at making long distance travel safe and affordable, saving resources and connecting people along the way.

•

We believe that our mobile and web applications, CarSmartt and App.CarSmartt.com, will grow into a network and expand throughout the country, making difficult distances simple and driving a pleasant and social experience.

We were incorporated in Nevada in 2016 after effecting a reverse merger with Sports Supplement Group, Inc. which we acquired in March 2017. Our offices are located at Palo Alto, 228 Hamilton Ave Palo Alto, CA 94301. Our website address is www.carsmartt.com. Our Class B common stock is listed on the Over-The-Counter Market (“OTC”) under the symbol “SRSP”.

Our strategy is focused on providing three key value propositions for both drivers and travelers that use our mobile application. These value propositions enable us to adopt our business model as an enterprise services business built on a consumer web and mobile platform and continue to enhance capabilities necessary in providing values for both Drivers and Travelers

Plan of Operations

Our Mission and Vision

Our mission is to connect drivers with the World’s travelers to make long-distance trips affordable and turn journeys into social experiences. We believe that by putting our users first we will not only create long-term value for the users of our application but also accomplish our mission and financial goals for our business.

Our vision is to create an affordable and safe way of travelling for long-distance commuters. We believe that our carpooling application’s strongest feature is to develop into a lifestyle that millennials adopt as an alternative to choosing a car in planning their journeys. Moving towards our vision requires scaling our business among a considerable number of states in the US. We believe that our carpooling application will eventually enable members to connect on a global scale.

The Company is engaged in the IT development of innovative CARSMARTT.COM APP. for long distance ride sharing and package delivery for USA and other strategic markets.

The company has developed an Application for Android and Apple phone products, Carsmartt, to connect Drivers with the World’s Travelers to make long-distance trips affordable and turn journeys into social experiences. We believe that by putting our users first we will not only create long-term value for the users of our application but also accomplish our mission and financial goals for our business.

On November 7, 2017, United states patent and trademark office has approved CAR SMARTT name and logo CAR SMARTT for CLASS 9: Computer software for coordinating transportation services, namely, software for electronic message alerts featuring leads, optimal matches, and scheduling movement of motorized vehicles. Registration Number: 5,328,547.

Our vision is to create an affordable and safe way of traveling for long-distance commuters. We believe that our carpooling application’s strongest feature is to develop into a lifestyle that millennials adopt as an alternative to choosing a car in planning their journeys. Moving towards our vision requires scaling our business among a considerable number of states in the US. We believe that our carpooling application will eventually enable members to connect on a global scale.

The company's current strategic partners include:

Stanford University

Industry affiliate program of Stanford’s H-STAR Institute. We help our members explore how the thoughtful use of technology can impact a range of fields, from entertainment to learning to commerce. Together, we’re researching innovative ways for people to collaborate, communicate, and interact with the information, products, and industries of tomorrow. We explore the use of information technology to improve the human experience.

Saint Joseph’s University

We’re teaming up with Saint Joseph’s University and MindHub Project  to have a better understanding of long-distance travel in the US.

This is why we’re thrilled to announce our partnership with Saint Joseph’s University (PA) and Gema Business School - Rome in carrying out a complex market study on what the members of our community need most, and where they need it - The research will be guided by our partners, MindHub Project Ltd and the students of the International Marketing Management Program at Saint Joseph’s University. It will focus on a series of actions to help us identify the best ways to provide our services and expand them within regions of the United States that show a growing need of introducing more affordable means of transportation.

MindHub Marketing

Beginning with the launch of our mobile application on Apple Store and Google Play, Carsmartt has managed to change the traditional carpooling concept by turning a simple ride into a social experience.

Competition

Bla Bla Car is a ride share app currently operating in Europe, India, Russia, Mexico and Brasil , Bla Bla Car  is not currently in USA, Bla Bla Car has approximately 35,000,000 users and the is valuated at approximately  $1.7 Billion after its initial funding in 2006.

Zimride connects inter-city drivers and passengers through social networking and is the largest ride share program in the United States. Zimride has over 350,000 users  and is active on 125 university campuses. Zimride was funded in 2007. Zimride was purchased by Enterprise Holding and is restricted only to members of corporations or universities.

Rodie is Door-to-Door delivery service for shipping lines or courier delivery. Whether you’re shipping locally or nationwide, Rodie claims it is the easiest, often cheapest way to get your stuff where it’s going. It has drivers in all 50 states, Roadie offers a personalized, door-to-door delivery without the lines and hassles of going to the post office.

Results of operations

Nine Month Period Ended September 30, 2017 Compared to the Nine Month Period Ended September 30, 2016

Revenue. During the nine-month period ended September 30, 2017, the Company realized revenue of $8,819, compared to $0 for the nine-month period ended September 30, 2016.

Operating Expenses. Operating expenses increased to $120,822 for the nine months ended September 30, 2017 from $33,013 for the nine months ending September 30, 2016. Operating expenses primarily consist of professional fees and contractor service fees in connection with maintaining our status as a public company. The increase in our operating expenses during the nine-month period ended September 30, 2017 when compared with the same nine-month period in the prior year, is primarily attributable to the costs associated with the audit of our financial statements. We expect our professional fees to grow as the Company grows in future periods.

Net Loss. During the nine-month period ended September 30, 2017, the Company posted a net loss of $(112,858), compared to a net loss of $(33,942) for the nine-month period ended September 30, 2016. The increase in the loss is primarily the result of the increase in professional fees and contractor service fees, noted above.

Three Month Period Ended September 30, 2017 Compared to the Three Month Period Ended September 30, 2016

Revenue. During the three-month period ended September 30, 2017, the Company realized revenue of $1,705, compared to $0 for the three-month period ended September 30, 2016.

Operating Expenses. Operating expenses increased to $32,191 for the three months ended September 30, 2017 from $337 for the three months ending September 30, 2016. Operating expenses primarily consist of professional fees and contractor service fees in connection with maintaining our status as a public company. The increase in our operating expenses during the three-month period ended September 30, 2017 when compared with the same three-month period in the prior year, is primarily attributable to the costs associated with the audit of our financial statements. We expect our professional fees to grow as the Company grows in future periods.

Net Loss. During the three-month period ended September 30, 2017, the Company posted a net loss of $(30,771), compared to a net loss of $(646) for the three-month period ended September 30, 2016. The increase in the loss is primarily the result of the increase in professional fees and contractor service fees, noted above.

Luthor Web Development, Inc. prior to merger

The financial statements of Luthor Web Development, Inc. for the year ended December 31, 2016 are included below to present Luthor Web Development, Inc.’s operations prior to the merger with the Company on January 17, 2017.

FINANCIAL CONDITION, LIQUIDITY AND CAPITAL RESOURCES

Going Concern

We have suffered losses since inception, and at September 30, 2017, we have a working capital deficit of $96,197. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

We require additional equity or debt financing to meet our obligations as they become due. In the event that such financing is not secured, the Company will not be able to satisfy its liabilities. We are attempting to secure additional financing to satisfy our existing obligations and provide for sufficient working capital to meet the Company’s future obligations but there are no guarantees that we will be able to do so.

There can be no assurance that we will be able to continue to raise funds in which case the Company may be unable to meet its obligations. Should the Company be unable to realize on its assets and discharge its liabilities in the normal course of business, we may be forced to sell or assign rights to our technologies. The accompanying consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the inability of the Company to continue as a going concern.

Current Financial Condition. We had $2 in cash at September 30, 2017, compared to $0 as of December 31, 2016. Our working capital deficit amounted to $96,197 at September 30, 2017. The Company continues in its efforts to raise additional capital which will be used in connection with the implementation of the Company’s business plan.

The Company intends to raise the additional capital required through various means, including through private placements of our equity securities, an equity line of credit or a rights offering. Nevertheless, the terms of any such financing transactions are still undetermined and there can be no assurance that we will conclude any such financing.

Cash Flows From Operating Activities. During the nine-month period ended September 30, 2017, we used cash in our operating activities amounting to approximately $112,588. Our cash used in operating activities was comprised of our net loss from operations.

Cash Flows From Investing Activities. During the nine-month period ended September 30, 2017, we had $(2,300) in cash flows from investing activities which consisted of property, plant and equipment purchases.

Cash Flows From Financing Activities. The Company realized net cash of approximately $37,630 from financing activities, which consists of proceeds from short term borrowings from a related party and the proceeds from stock issuance.

There are no significant commitments for the purchase of capital assets or intangible assets, or for operating leases.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on its financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources

Quantitative and Qualitative Disclosures About Market Risk.

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are not required to provide the information under this item.

Controls and Procedures.

The Company maintains disclosure controls and procedures (as defined in Rule 13a-15(e) and Rule 15d-15(e) under the Exchange Act ) that are designed to ensure that information required to be disclosed in the Company's periodic reports filed under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC's rules and forms, and that such information is accumulated and communicated to management, including the Company's principal executive officer and principal financial officer, to allow timely decisions regarding required disclosures.

Evaluation of Disclosure Controls and Procedures.

As of September 30, 2017, the end of the period covered by this Report, we conducted, under the supervision and with the participation of our management, including our Chief Executive and Chief Financial Officer, an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures (as defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act) in ensuring that information required to be disclosed by us in our reports is recorded, processed, summarized and reported within the required time periods. Based on the foregoing, the Chief Executive and Chief Financial Officer concluded that because of the material weaknesses in internal control over financial reporting described below, our disclosure controls and procedures were not effective as of September 30, 2017.

Management's Report on Internal Control over Financial Reporting

The Company's management is responsible for establishing and maintaining adequate internal control over financial reporting. The Company's internal control over financial reporting is designed to provide reasonable assurance as to the reliability of the Company's financial reporting and the preparation of financial statements in accordance with generally accepted accounting principles. All internal control systems, no matter how well designed, have inherent limitations. Therefore, even those systems determined to be effective can provide only reasonable assurance with respect to financial statement preparation and presentation. Management conducted an evaluation of the effectiveness of the Company's internal control over financial reporting as of September 30, 2017. We identified the following material weaknesses in our internal control over financial reporting:

•

While there were internal controls and procedures in place that relate to financial reporting and the prevention and detection of material misstatements, these controls did not meet the required documentation and effectiveness requirements and therefore, management could not certify that these controls were correctly implemented. As a result, it was management’s opinion that the lack of documentation was a material weakness in the financial reporting process.

•

There is lack of segregation of duties in financial reporting, as one consultant performs our financial reporting and all accounting functions. This weakness is due to our lack of working capital to hire additional staff during the period covered by this Report.

Attestation Report of Independent Registered Public Accounting Firm

An attestation report of our registered public accounting firm regarding internal control over financial reporting is not required as a result of the enactment of the Dodd-Frank Act of 2010.

Changes in Internal Control over Financial Reporting

There was no change in our internal control over financial reporting identified in connection with our evaluation that occurred during our last quarter (our fourth quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

Application of Critical Accounting Policies and Estimates

Our management’s discussion and analysis of our financial condition and results of operations is based on our financial statements, which we have prepared in accordance with U.S. generally accepted accounting principles issued by the FASB. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported expenses during the reporting periods. Actual results may differ from these estimates under different assumptions or conditions.

While our significant accounting policies are more fully described in the notes to our financial statements appearing elsewhere in this prospectus, we believe that the accounting policies discussed below are critical to our financial results and to the understanding of our past and future performance, as these policies relate to the more significant areas involving management’s estimates and assumptions. We consider an accounting estimate to be critical if: (1) it requires us to make assumptions because information was not available at the time or it included matters that were highly uncertain at the time we were making our estimate; and (2) changes in the estimate could have a material impact on our financial condition or results of operations.

Selected Financial Data

Not applicable.

Changes in and Disagreements with Accountants

We have had no disagreements with our accountants.

Available Information

We have filed with the Securities and Exchange Commission a registration statement on Form S-1. For further information about us and the shares of common stock to be sold in the offering, please refer to the registration statement and the exhibits and schedules thereto. The registration statement and exhibits may be inspected, without charge, and copies may be obtained at prescribed rates, at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The registration statement and other information filed with the SEC are also available at the web site maintained by the SEC at http://www.sec.gov.

Acquisitions

On January 25, 2017, the Company closed on the acquisition of Luthur Web Development, Inc., a Florida corporation. Luthur Web Development, Inc. developed and owns the Carsmartt mobile ride sharing application.

Fiscal year end

Our fiscal year end is December 31.

Critical Accounting Policies

The Commission has defined a company’s critical accounting policies as the ones that are most important to the portrayal of our financial condition and results of operations and which require us to make its most difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain. Based on this definition, we have identified the critical accounting policies and judgments addressed below. We also have other key accounting policies that are significant to understanding our results.

The following are deemed to be the most significant accounting policies affecting us.

Revenue Recognition

Use of Estimates

The preparation of these financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements and the reported amounts of net sales and expenses during the reported periods. Actual results may differ from those estimates and such differences may be material to the financial statements. The more significant estimates and assumptions by management include among others: property and equipment, foreign currency transactions and translations, and common stock valuation. The current economic environment has increased the degree of uncertainty inherent in these estimates and assumptions.

Income Taxes

We account for income taxes under an asset and liability approach. This process involves calculating the temporary and permanent differences between the carrying amounts of the assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The temporary differences result in deferred tax assets and liabilities, which would be recorded on our balance sheets in accordance with ASC 740, which established financial accounting and reporting standards for the effect of income taxes. We must assess the likelihood that its deferred tax assets will be recovered from future taxable income and, to the extent we believe that recovery is not likely, we must establish a valuation allowance. Changes in our valuation allowance in a period are recorded through the income tax provision on the statement of operations.

From the date of our inception we adopted ASC 740-10-30. ASC 740-10 clarifies the accounting for uncertainty in income taxes recognized in an entity’s financial statements and prescribes a recognition threshold and measurement attributes for financial statement disclosure of tax positions taken or expected to be taken on a tax return. Under ASC 740-10, the impact of an uncertain income tax position on the income tax return must be recognized at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained. Additionally, ASC 740-10 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. As a result of the implementation of ASC 740-10, we recognized no material adjustment in the liability for unrecognized income tax benefits.

Intangible Assets

Acquired intangible assets other than goodwill are amortized over their useful lives unless the lives are determined to be indefinite. Acquired intangible assets are carried at cost, less accumulated amortization.

For intangible assets purchased in a business combination or received in a nonmonetary exchange, the estimated fair values of the assets received (or, for non-monetary exchanges, the estimated fair values of the assets transferred if more clearly evident) are used to establish the cost basis, except when neither of the values of the assets received or the assets transferred in non-monetary exchanges are determinable within reasonable limits. Valuation techniques consistent with the market approach, income approach and/or cost approach are used to measure fair value. Amortization of finite-lived intangible assets is computed over the useful lives of the respective assets.

Non-Cash Equity Transactions

Shares of equity instruments issued for non-cash consideration are recorded at the fair value of the consideration received based on the market value of services to be rendered, or at the value of the stock given, considered in reference to contemporaneous cash sale of stock.

Future Contractual Obligations and Commitment

We incur contractual obligations and financial commitments in the normal course of our operations and financing activities. Contractual obligations include future cash payments required under existing contracts, such as debt and lease agreements. These obligations may result from both general financing activities and from commercial arrangements that are directly supported by related operating activities.

Off-Balance Sheet Arrangements

As of September 30, 2017, we have not entered into any transaction, agreement or other contractual arrangement with an entity unconsolidated under which it has:

•

a retained or contingent interest in assets transferred to the unconsolidated entity or similar arrangement that serves as credit;

•

liquidity or market risk support to such entity for such assets;

•

an obligation, including a contingent obligation, under a contract that would be accounted for as a derivative instrument; or

•

an obligation, including a contingent obligation, arising out of a variable interest in an unconsolidated entity that is held by, and material to us, where such entity provides financing, liquidity, market risk or credit risk support to or engages in leasing, hedging, or research and development services with us.

Inflation

We do not believe that inflation has had a material effect on our results of operations.

ITEM 3. DESCRIPTION OF PROPERTY

The Company leases approximately 1,500 sq. feet of office space at 228 Hamilton Ave, Palo Alto, California 94301.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by the Company directors, officers and key employees, individually and as a group, and the present owners of 5% or more of its total outstanding shares. The stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares.

Common Stock

Name of Beneficial Owner	No. of Shares Beneficially Owned	Number of Securities Underlying Options That Are Unexercised	Percentage of Ownership (1)(2)	Percentage of Combined Voting Power of Common and Preferred Stock
Officers and Directors:
The Joker Group, Inc. (Vito Visconti)	325,000,000	0	83.5%	83.5%

(1)

All ownership is beneficial and of record, unless indicated otherwise based on 389,950,001 shares outstanding as of the date of this registration statement. The address for all officers and directors is 228 Hamilton Ave, Palo Alto, California 94301.

(2)

Vito Visconti, the beneficial owner, has sole voting and investment power with respect to the shares shown.

Preferred Stock

As of September 30, 2017 and December 31, 2016, the Company has 393,950,001 shares of common stock and 0 shares of preferred stock issued and outstanding.

ITEM 5. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and officers

Our executive officers and directors of the Company are follows:

Name	Date of Appointment	Position(s)
Roy Capasso	January 17, 2017	President, CEO, Director
Diego Visconti	January 17, 2017	CFO, Director
Vito Visconti	January 17, 2017	COO, Director

The following are brief biographies of the officers and directors:

Roy Capasso, 42, President, Chief Executive Officer and member of the Board of Directors

Mr. Capasso is a marketer and sales guru with over twenty years of experience within the luxury yachting industry. With a proven track record of success in developing and running sales organizations internationally, Roy is a result-driven leader with outstanding relationship building skills, communication abilities and exceptional emotional intelligence.

Diego Visconti 60, Chief Financial Officer and member of the Board of Directors

Diego Visconti oversees financial operations at Carsmartt. Diego is a seasoned entrepreneur with broad experience in the financial industry, having served as a board director and founding member to various companies in the construction industry.

Vito Visconti 25, Chief Operating Officer and member of the Board of Directors

Vito Visconti is responsible with overseeing operations and software engineering at Carsmartt. Since childhood, Vito has nurtured a curiosity for computers that he later turned into a full-time occupation. In September 2016 Vito decided to move to the United States in order to pursue his dream, that of starting his own company. Vito founded Luthor Web Development and the Carsmartt app in September 2016.

Family Relationships

Diego Visconti and Vito Visconti are Father and Son.

Involvement in Certain Legal Proceedings

During the past ten years, none of our officers, directors, promoters or control persons have been involved in any legal proceedings as described in Item 401(f) of Regulation S-K.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934, as amended, will require our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our common stock and other equity securities, on Form 3, 4 and 5 respectively. Executive officers, directors and greater than 10% shareholders are required by the Securities and Exchange Commission regulations to furnish our company with copies of all Section 16(a) reports they file.

Board Committee

The Company does not have a formal Audit Committee, Nominating Committee and Compensation Committee.   As the Company’s business expands, the directors will evaluate the necessity of an Audit Committee.

Code of Ethics

The Company has not adopted a code of ethics to apply to its principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions.

ITEM 6. EXECUTIVE COMPENSATION

The following table sets forth for the two years ended December 31, 2016 and 2015, and the interim period through September 30, 2017, the compensation awarded to, paid to, or earned by, the Company’s named executive officers.  Certain columns were excluded as the information was not applicable.

Summary Compensation Table

The following table sets forth information concerning the compensation of our named executive officers and directors during 2015, 2016 and 2017.

Compensation
Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive	Non-Qualified Deferred	All Other	Total
Roy Capasso, President, CEO	2015*	--	--	--	--	--	--	--	--
	2016*	--	--	--	--	--	--	--	--
	2017*	--	--	--	--	--	--	--	--

Diego Visconti, CFO	2015*	--	--	--	--	--	--	--	--
	2016*	--	--	--	--	--	--	--	--
	2017*	--	--	--	--	--	--	--	--

Vito Visconti, COO	2015*	--	--	--	--	--	--	--	--
	2016*	--	--	--	--	--	--	--	--
	2017*	--	--	--	--	--	--	--	--

* No salaries, bonus, stock offered.

Outstanding Equity Awards at Fiscal Year End

None.

Summary Compensation Table

None of our directors were compensated for services rendered as directors of the Company.

Option Grants. No option grants have been exercised by the executive officers or directors.

Aggregated Option Exercises and Fiscal Year-End Option Value. There have been no stock options exercised by the executive officers or directors.

Long-Term Incentive Plan (“LTIP”) Awards. There have been no awards made to a named executive officers or directors.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, our director in such capacity.

Other than disclosed above, no other board members received compensation in any form for their services as board members.

Corporate Governance

The Company does not have a compensation committee and it does not have an audit committee financial expert. It does not have a compensation committee because its Board of Directors consists of only two directors and there is no compensation at this time. There is no independent audit committee financial expert because it is believed the cost related to retaining a financial expert at this time is prohibitive in the circumstances of the Company. Further, because there are only development stage operations occurring at the present time, it is believed the services of a financial expert are not warranted.

Employment Agreements

None.

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Director independence and related transactions:

None of our directors are considered to be “Independent Directors”.

ITEM 8. LEGAL PROCEEDINGS

None.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Quotations for the common stock of the Company are included in the under the symbol “SRSP.” The following table sets forth for the respective periods indicated the prices of the common stock as quoted on the OTC Markets. Such prices are based on inter-dealer bid and ask prices, without markup, markdown, commissions, or adjustments and may not represent actual transactions.

Quarter Ended:	High ($)	Low ($)
30-Jun-15	$0.003	$0.003
30-Sep-15	$0.0019	$0.0019
31-Dec-15	$0.0019	$0.0019
31-Mar-16	$0.002	$0.002
30-Jun-16	$0.0019	$0.0019
30-Sep-16	$0.005	$0.005
31-Dec-16	$0.0132	$0.0132
31-Mar-17	$0.0152	$0.0152
30-Jun-17	$0.015	$0.015
30-Sep-17	$0.02	$0.02
30-Dec-17	$0.0699	$0.0492

As of the date of this registration statement, there are approximately 33 holders of record of our common stock.

Since inception, no dividends have been paid on the common stock.  The Company intends to retain any earnings for use in its business activities, so it is not expected that any dividends on the common stock will be declared and paid in the foreseeable future.

Equity Compensation Plan Information

As of the date of this registration statement, the Company has no equity compensation plans.

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES

Common Stock

The Company’s authorized common stock consists of 1,250,000,000 common shares with par value of $0.00001 and 0 shares of preferred stock.

As of September 30, 2017 and December 31, 2016, the Company has 393,950,001 shares of common stock and 0 shares of preferred stock issued and outstanding.

Preferred Stock

Currently there are no shares of preferred stock of the Company issued and outstanding.

As of September 30, 2017 and December 31, 2016, the Company has 393,950,001 shares of common stock and 0 shares of preferred stock issued and outstanding.

ITEM 11. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

Common Stock

The Company’s authorized capital stock consists of 1,250,000,000 shares of common stock, par value $0.00001 per share. The holders of Company common stock (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by its Board of Directors; (ii) are entitled to share in all of its assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of its affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.  As of the date of this registration, there are 393,950,001 shares of our Common Stock issued and outstanding.

Voting Rights of Common Stock

Directors of the Company are elected at the annual meeting of stockholders by a plurality of the votes cast at the election.  Holders of shares of the Company’s common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of its directors. Stockholders have no pre-emptive rights.

Cash Dividends

As of the date of this prospectus, the company has not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon the earnings of the Company, if any, its capital requirements and financial position, the general economic conditions, and other pertinent conditions.  It is the Company’s present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in its business operations.

The payment of dividends, if any, in the future rests within the discretion of our Board of Directors and will depend, among other things, upon our earnings, capital requirements and financial condition, as well as other relevant factors. We have not paid any dividends since our inception and do not intend to pay any cash dividends in the foreseeable future, but intend to retain all earnings, if any, for use in our business.

Preferred Stock

The Company has 0 authorized shares Preferred Stock.

The Board may issue additional shares of Preferred Stock in one or more series and fix the rights, preferences and privileges thereof, including voting rights, terms of redemption, redemption prices, liquidation preferences, number of shares constituting any series or the designation of such series, without further vote or action by the stockholders.  Although the Company presently has no intention to do so without stockholder approval, the Board may issue Preferred Stock with voting and conversion rights that could adversely affect the voting power of the holders of Common Stock. Currently, our officers and directors have sufficient voting power to undertake any actions requiring shareholder approval unilaterally, without seeking shareholder approval from any of the Company’s shareholders.  Any such provision may be deemed to have a potential anti-takeover effect, and the issuance of Preferred Stock in accordance with such provision may delay or prevent a change of control of the Company.  All outstanding shares of Preferred Stock are fully paid and non-assessable.

Transfer Agent

Empire Stock Transfer Inc., 1859 Whitney Mesa Dr., Henderson, NV 89014 telephone: 702-818-5898, has been appointed as the Company’s transfer agent.

Additional Information

This registration statement and all other filings of Sports Supplement Group, Inc. when made with the Securities and Exchange Commission may be viewed and downloaded at the Securities and Exchange Commission's website at www.sec.gov. Sports Supplement Group, Inc. will be subject to the reporting requirements of the Securities Act of 1934 automatically 60 days after filing of this registration statement.

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities of the Company, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it, is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The Company is a smaller reporting company in accordance with Regulation S-X.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There are no disagreements with the findings of the Company’s present accountants.

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS.

Set forth below are the audited financial statements for the years ended December 31, 2016 and December 31, 2015, as well as the unaudited financial statements for the period ended September 30, 2017 for the Company. The financial statements are attached to this report and are filed as a part thereof.

(a) Financial Statements

CARSMARTT, INC

FINANCIAL STATEMENTS

For the year ended December 31, 2016

F-1

REPORT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder of

Carsmartt, Inc

We have audited the accompanying balance sheets of Carsmartt, Inc. (“the Company”) as of December 31, 2016 and 2015 and the related statements of operations, changes in stockholder's deficit and cash flows for the periods then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2016 and 2015 and the results of its operations and cash flows for the period described above in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has not established a source of revenue sufficient to cover its operating costs. As of December 31, 2016 the Company has a working capital deficit and does not have the cash resources sufficient to meet its planned business objectives. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan regarding these matters is also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Dov Weinstein & Co. C.P.A. (Isr)

www.wcpa.co.il

Jerusalem, Israel

November 1, 2017

F-2

CARSMARTT, INC

BALANCE SHEETS

(in U.S. Dollars)

As of

ASSETS	December 31, 2016	December 31, 2015
	$	$

Current Assets:
Cash and cash equivalents	-	-

TOTAL ASSETS	-	-

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
Accounts payable and accrued liabilities	11,739	9,150
Note payable	32,000	-
Total liabilities	43,739	9,150

Stockholder's Deficit
Common stock, $0.0001 par value, 75,000,000 shares authorized; 8,110,000 and 5,000,000 shares issued and outstanding as of December 31, 2016 and 2015 respectively	330	330
Paid in capital	3,498	3,498
Accumulated deficit	(47,569)	(12,978)

Total Stockholders' Equity (Deficit)	(43,739)	(9,150)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	-	-

The accompanying notes are an integral part of these financial statements.

F-3

CARSMARTT, INC

STATEMENT OF OPERATIONS

(in U.S. Dollars)

	Year ended December 31, 2016	Year ended December 31, 2015
	$	$

Revenue
Revenue	-	-

Operating expenses:
General and administrative expenses	33,350	9,150
Total operating expenses	33,350	9,150

Loss from operations	(33,350)	(9,150)

Other income (expenses):
Interest expense	(1,239)	-

Net loss	(34,589)	(9,150)

Loss per share - basic and diluted:

Net earnings (loss) per share attributable to common stockholders	-	-

Weighted average number of common shares outstanding	32,950,001	32,950,001

The accompanying notes are an integral part of these financial statements.

F-4

CARSMARTT, INC

STATEMENT OF STOCKHOLDER’S DEFICIT

For the year ended December 31, 2016 and 2015

(in U.S. Dollars)

	Common Stock		Paid in Capital	Accumulated Deficit	Total Stockholder’s Deficit
	Shares	Amount
		$		$	$

Balance of January 1, 2015	32,950,001	330	3,498	(3,828)	-

Loss for the year	-	-	-	(9,150)	(9,150)

Balance at December 31, 2015	32,950,001	330	3,498	(12,978)	(9,150)

Loss for the year	-	-	-	(34,589)	(34,589)

Balance at December 31, 2016	32,950,001	330	3,498	(47,567)	(43,739)

The accompanying notes are an integral part of these financial statements.

F-5

CARSMARTT, INC

STATEMENT OF CASH FLOWS

(in U.S. Dollars)

	For the year ended December 31, 2016	For the year ended December 31, 2015
	$	$

Cash Flows from Operating Activities

Net income / (loss)	(34,589)	(9,150)

Reconciliation of net loss to net cash used in operating activities:
Promissory note issued for services	32,000	-

Changes in operating assets and liabilities:
Accounts payable and accrued expenses	2,589	9,150
Net cash used in operating activities	-	-

Cash Flows from Investing Activities	-	-

Cash Flows from Financing Activities	-	-

(Decrease)/increase in cash and cash equivalents	-	-

Cash and cash equivalents at beginning of the period	-	-

Cash and cash equivalents at end of the period	-	-

The accompanying notes are an integral part of these financial statements.

F-6

CARSMARTT, INC

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - NATURE OF BUSINESS AND BASIS OF PRESENTATION

Business

Sport Supplements group, Inc. (the “Company”) is a Nevada Corporation incorporated on February 27, 2007.

Basis of Presentation

The Company maintains its accounting records on an accrual basis in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”).

These financial statements are presented in US dollars.

Fiscal Year End

The Corporation has adopted a fiscal year end of December 31.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The principal accounting policies are set out below, these policies have been consistently applied to the period presented, unless otherwise stated:

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts or revenues and expenses during the reporting period. Actual results could differ from those estimates.

Going concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. As at December 31, 2016 the Company has a deficit from operations of $14,328 and has not earned sufficient revenues to cover operating costs and has a working capital deficit of $10,500. The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the year ending December 31, 2017.

The Company will engage in very limited activities without incurring any liabilities that must be satisfied in cash until a source of funding is secured. The Company will offer non-cash consideration as a means of financing its operations. If the Company is unable to obtain revenue-producing contracts or financing or if the revenue or financing it does obtain is insufficient to cover any operating losses it may incur, it may substantially curtail or terminate its operations.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Cash and cash equivalents

Cash and equivalents include investments with initial maturities of three months or less. The Company maintains its cash balances at credit-worthy financial institutions that are insured by the Federal Deposit Insurance Corporation ("FDIC") up to $250,000.

Accounts payable and accrued expenses

Accounts payable and accrued expenses are carried at amortized cost and represent liabilities for goods and services provided to the Company prior to the end of the financial year that are unpaid and arise when the Company becomes obliged to make future payments in respect of the purchase of these goods and services.

F-7

Revenue Recognition

The Company recognizes revenue when all of the following have occurred: persuasive evidence of an agreement with the customer exists, delivery has occurred or services have been rendered, the selling price is fixed or determinable and collectability of the selling price is reasonably assured.

The Company recognizes revenues when title has passed to the customer, which is generally when products are shipped.

Income taxes

Income taxes are accounted for in accordance with ASC Topic 740, “Income Taxes.” Under the asset and liability method, deferred tax assets and liabilities are recognized for the future consequences of differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases (temporary differences). Deferred tax assets and liabilities are measured using tax rates expected to apply to taxable income in the years in which those temporary differences are recovered or settled. Valuation allowances for deferred tax assets are established when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Earnings per share

The Company computes net loss per share in accordance with ASC 260, "Earnings Per Share" ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is calculated by dividing the profit or loss attributable to common shareholders of the Company by the weighted average number of common shares outstanding during the period. Diluted EPS is determined by adjusting the profit or loss attributable to common shareholders and the weighted average number of common shares outstanding for the effects of all potential dilutive common shares, which comprise options granted to employees. As at December 31, 2016 the Company had no potentially dilutive shares.

Fair Value of Financial Instruments

The Company measures assets and liabilities at fair value based on an expected exit price as defined by the authoritative guidance on fair value measurements, which represents the amount that would be received on the sale of an asset or paid to transfer a liability, as the case may be, in an orderly transaction between market participants. As such, fair value may be based on assumptions that market participants would use in pricing an asset or liability. The authoritative guidance on fair value measurements establishes a consistent framework for measuring fair value on either a recurring or nonrecurring basis whereby inputs, used in valuation techniques, are assigned a hierarchical level.

The following are the hierarchical levels of inputs to measure fair value:

-

Level 1: Quoted prices in active markets for identical instruments;

-

Level 2: Other significant observable inputs (including quoted prices in active markets for similar instruments);

-

Level 3: Significant unobservable inputs (including assumptions in determining the fair value of certain investments).

Recent Accounting Pronouncements

The Company continually assesses any new accounting pronouncements to determine their applicability to the Company. Where it is determined that a new accounting pronouncement affects the Company’s financial reporting, the Company undertakes a study to determine the consequence of the change to its financial statements and assures that there are proper controls in place to ascertain that the Company’s financials properly reflect the change. The Company currently does not have any recent accounting pronouncements that they are studying and feel may be applicable.

F-8

NOTE 3 - STOCKHOLDER’S DEFICIT

Common Stock

As of December 31, 2016, the Company issued 32,950,001shares of common stock. The company received sum of $3,828 for those shares.

NOTE 4 - INCOME TAXES

The provision (benefit) for income taxes for the years ended December 31, 2016 and 2015 differs from the amount which would be expected as a result of applying the statutory tax rates to the losses before income taxes due primarily to changes in the valuation allowance to fully reserve net deferred tax assets.

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carry-forwards are expected to be available to reduce taxable income.

	December 31, 2016	December 31, 2015
Deferred tax assets:	$	$
Net operating loss before non-deductible items	(1,350)	(9,150)
(Less)/Add: non-deductible (income) / loss	-	-
Net operating loss after non-deductible items	(1,350)	(9,150)
Tax rate	15%	15%
Total deferred tax assets	202	1,373
Less: Valuation allowance	(202)	(1,373)
Net deferred tax assets	-	-

	December 31, 2016	December 31, 2015
Components of deferred tax assets:	$	$
Non capital tax loss carry forwards	2,149	1,947
Less: valuation allowance	(2,149)	(1,947)
Net deferred tax asset	-	-

The Company has provided a valuation allowance against the full amount of the deferred tax asset due to management’s uncertainty about its realization. As of December 31, 2016, the Company had approximately $14,328 in tax loss carryforwards that can be utilized future periods to reduce taxable income, and expire by the year 2036.

NOTE 6 - RELATED PARTY TRANSACTIONS

There were no transaction with related parties during the years ended December 31, 2016 and 2015.

NOTE 7- SUBSEQUENT EVENTS

On August 23, 2016, Barton Hollow, LLC (“Barton Hollow”), a Nevada limited liability company, and stockholder of the Issuer, filed an Application for Appointment of Custodian pursuant to Section 78.347 of the Act in the District Court for Clark County, Nevada. Barton Hollow was subsequently appointed custodian of the Issuer by Order of the Court on January 26, 2016 (the “Order”). In accordance with the provisions of the Order, Barton Hollow thereafter moved to: (a) reinstate the Issuer with the State of Nevada; (b) provide for the election of interim officers and directors; and (c) call and hold a stockholder meeting. In addition, Barton Hollow elected Adam S. Tracy as the lone director and officer of the Issuer.

F-9

Subsequently, on January 17, 2017, the Custodian, together with the Issuer’s lone director caused the Issuer to enter into an Agreement and Plan of Merger with Luthor Web Development, Inc (“LWD”), a Florida corporation (the “Merger Agreement”). Concomitant therewith, and as a condition precedent to closing of the contemplated merger transaction, the Custodian and director of the Issuer caused Roy Capasso to be named the Issuer’s sole Director and Officer, at which time Mr. Tracy resigned. On March 20, 2017, a Notice of Special Meeting Shareholder was sent to the shareholders where the following items were to be voted: (1) The election of the following nominee(s) to serve as the directors of the Company until the next meeting of its Stockholders: Roy Capasso, Vito M. Visconti, and Diego Visconti as Directors of the Company; and (2) To transact any other business as may properly come before the Special Meeting or any adjournment(s) thereof. The record date of the hearing was April 3, 2017. On May 9, 2017, following the special meeting of the Issuer's Stockholders, Barton Hollow filed a Motion to Discharge Custodianship and Issue Final Order in the District Court and on May 23, 2017, that Motion was granted and the District Court issued an Order discharging the custodianship.

In accordance with ASC 855-10, Company management reviewed all material events through the date of this report and determined that there are no additional material subsequent events to report.

F-10

CARSMARTT, INC

CONSOLIDATED INTERNAL FINANCIAL STATEMENTS

(Unaudited)

For the nine months ended September 30, 2017

F-1

CARSMARTT, INC

CONSOLIDATED BALANCE SHEETS

(in US Dollars)

ASSETS	September 30, 2017 (unaudited)	December 31, 2016
	$	$

Current assets:
Cash and cash equivalents	2	-
Total current assets	2	-

Property, plant and equipment	2,300	-
TOTAL ASSETS	2,302	-

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
Account payable and accrued expenses	1,970	11,739
Note payable	2,000	32,000
Loan from related party	94,529	-
Total liabilities	98,499	43,739

Stockholders' equity (deficit)
Common stock, $0.00001 par value; 1,150,000,000 shares authorized; 389,950,001 and 32,950,001 shares issued and outstanding as of September 30, 2017 and December 31, 2016, respectively.	3,900	330
Additional paid in capital	60,328	3,498
Accumulated deficit	(160,425)	(47,567)
	(96,197)	(43,739)
Total stockholders' equity (deficit)
	2,302	-

The accompanying notes are an integral part of these interim financial statements.

F-2

CARSMARTT, INC

CONSOLIDATED STATEMENT OF OPERATIONS

(in US Dollars)

(Unaudited)

	Three Months period Ended September 30,		Nine Months period Ended September 30,
	2017	2016	2017	2016
	$	$	$	$

Revenue	1,705	-	8,819	-
Cost of sales	-	-	-	-
	1,705	-	8,819	-

Operating expenses
General and administrative	2,149	337	13,852	1,013
Professional fees	13,845	-	40,418	32,000
Contractors	10,876	-	55,204	-
Advertising and marketing	2,868	-	5,866	-
Rent and lease	2,453	-	5,482	-
Total operating expenses	32,191	337	120,822	-

Other income (expenses)
Interest expenses	(285)	(309)	(855)	(929)

Net loss	(30,771)	(646)	(112,858)	(33,942)

Net loss per common share - basic and diluted:

Net loss per share attributable to common stockholders	-	-	-	-

Weighted-average number of common shares outstanding	389,950,001	32,950,001	343,210,074	32,950,001

The accompanying notes are an integral part of these interim financial statements.

F-3

CARSMARTT, INC

CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited)

	Nine Months Ended September 30, 2017	Nine Months Ended September 30, 2016
	$	$

Cash Flows from Operating Activities

Net loss	(112,588)	(33,942)

Changes in operating assets and liabilities
Account payable and accrued liabilities	(9,769)	1,942
	(9,769)	1,942

Net cash (used)/earned by operating activities	(122,627)	(32,000)

Cash Flows from Investing Activities
Property, plant and equipment purchases	(2,300)	-
	(2,300)	-

Cash Flows from Financing Activities
Note payable	(30,000)	32,000
Shart term borrowings - related party	94,529	-
Proceed from stock issuance	60,400	-
Net cash earned from financing activities	37,630	32,000

Decrease in cash and cash equivalents	2	-

Cash and cash equivalents at beginning of the period	-	-

Cash and cash equivalents at end of the period	2	-

The accompanying notes are an integral part of these interim financial statements.

F-4

CARSMARTT, INC

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Unaudited)

NOTE 1 - NATURE OF BUSINESS AND BASIS OF PRESENTATION

Carsmartt Inc. (the “Company”) is a Nevada Corporation, incorporated under the laws of the State of Nevada on February 27, 2007 as Cynergi Holdings. During January 2017 the Company purchased 100% of Luthor Web development Inc. The company operate in the web development industry.

Basis of Presentation

The Company maintains its accounting records on an accrual basis in accordance with generally accepted accounting principles in the United States of America ("U.S. GAAP").

These financial statements are presented in US dollars.

Fiscal Year End

The Corporation has adopted a fiscal year end of December 31.

Unaudited Interim Financial Statements

The interim financial statements of the Company as of September 30, 2017, and for the period then ended, are unaudited. However, in the opinion of management, the interim financial statements include all adjustments, consisting of only normal recurring adjustments, necessary to present fairly the Company’s financial position as of September 30, 2017, and the results of its operations and its cash flows for three and nine month period ended September 30, 2017. These results are not necessarily indicative of the results expected for the calendar year ending December 31, 2017. The accompanying financial statements and notes thereto do not reflect all disclosures required under accounting principles generally accepted in the United States. Refer to the Company’s audited financial statements as of December 31, 2017, for additional information, including significant accounting policies.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The principal accounting policies are set out below, these policies have been consistently applied to the period presented, unless otherwise stated:

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts or revenues and expenses during the reporting period. Actual results could differ from those estimates.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company, the wholly owned subsidiaries of Luthor web development Inc. for the quarter ended September 30, 2017. Significant intercompany balances and transactions have been eliminated.

Going concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. As at September 30, 2017 the Company has a deficit from operations of $160,425 and has not earned sufficient revenues to cover operating costs and has a working capital deficit of $96,197. The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the year ending December 31, 2017.

F-5

The ability of the Company to emerge from the development stage is dependent upon, among other things, obtaining additional financing to continue operations, and development of its business plan.  In response to these problems, management intends to raise additional funds through public or private placement offerings.

These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Cash and cash equivalents

Cash and equivalents include investments with initial maturities of three months or less. The Company maintains its cash balances at credit-worthy financial institutions that are insured by the Federal Deposit Insurance Corporation ("FDIC") up to $250,000.

Property, plant and equipment

Property, plant and equipment (“PPE”) are stated at cost less accumulated depreciation and amortization.  Expenditures for maintenance and repairs are charged to expense as incurred.  Additions, improvements and major replacements that extend the life of the asset are capitalized.

Depreciation and amortization is recorded using the straight-line method over the estimated useful lives of depreciable assets, which are generally three to five years.

Accounts payable and accrued liabilities

Accounts payable and accrued expenses are carried at amortized cost and represent liabilities for goods and services provided to the Company prior to the end of the financial year that are unpaid and arise when the Company becomes obliged to make future payments in respect of the purchase of these goods and services.

Revenue Recognition

The Company recognizes revenue when all of the following have occurred: persuasive evidence of an agreement with the customer exists, delivery has occurred or services have been rendered, the selling price is fixed or determinable and collectability of the selling price is reasonably assured.

The Company recognizes revenue when the online sale has been processed as delivery has occurred, the selling price has been determined and proceeds have been collected.

Cost of Sales

Cost of sales consists of the cost of merchandise sold to customers.

Income Taxes

Income taxes are accounted for in accordance with ASC Topic 740, "Income Taxes."  Under the asset and liability method, deferred tax assets and liabilities are recognized for the future consequences of differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases (temporary differences). Deferred tax assets and liabilities are measured using tax rates expected to apply to taxable income in the years in which those temporary differences are recovered or settled.  Valuation allowances for deferred tax assets are established when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Earnings per Share

The Company computes net loss per share in accordance with ASC 260, "Earnings Per Share" ASC 260 requires presentation of both basic and diluted earnings per share ("EPS") on the face of the income statement. Basic EPS is calculated by dividing the profit or loss attributable to common shareholders of the Company by the weighted average number of common shares outstanding during the period. Diluted EPS is determined by adjusting the profit or loss attributable to common shareholders and the weighted average number of common shares outstanding for the effects of all potential dilutive common shares, which comprise options granted to employees. As September 30, 2017, the Company had no potentially dilutive shares.

F-6

Fair Value of Financial Instruments

The Company measures assets and liabilities at fair value based on an expected exit price as defined by the authoritative guidance on fair value measurements, which represents the amount that would be received on the sale of an asset or paid to transfer a liability, as the case may be, in an orderly transaction between market participants. As such, fair value may be based on assumptions that market participants would use in pricing an asset or liability. The authoritative guidance on fair value measurements establishes a consistent framework for measuring fair value on either a recurring or nonrecurring basis whereby inputs, used in valuation techniques, are assigned a hierarchical level.

The following are the hierarchical levels of inputs to measure fair value:

-

Level 1: Quoted prices in active markets for identical instruments;

-

Level 2: Other significant observable inputs (including quoted prices in active markets for similar instruments);

-

Level 3: Significant unobservable inputs (including assumptions in determining the fair value of certain investments).

Recent Accounting Pronouncements

The Company continually assesses any new accounting pronouncements to determine their applicability to the Company. Where it is determined that a new accounting pronouncement affects the Company’s financial reporting, the Company undertakes a study to determine the consequence of the change to its financial statements and assures that there are proper controls in place to ascertain that the Company’s financials properly reflect the change. The Company currently does not have any recent accounting pronouncements that they are studying and feel may be applicable.

NOTE 3 - LOAN FROM RELATED PARTY

	September 30, 2017 (unaudited)	December 31, 2016
	$	$

Loan from related party	94,529	-

The above loan is unsecured, bears no interest and has no set terms of repayment. This loan is repayable on demand.

NOTE 4 - STOCKHOLDER’S DEFICIT

Common Stock

As of December 31, 2016, the Company issued 32,950,001shares of common stock. The company received sum of $3,828 for those shares.

During January 2017, the company issued 200,000,000 shares of common stock to the director for $28,276 in cash.

During January 2017, the company issued 125,000,000 shares of common stock to the director for 100% of Luthor Web development.

At June 5, 2017, the company issued 32,000,000 shares of common stock to the shareholders for $32,124 debt settlement.

F-7

NOTE 5 - INCOME TAXES

The benefit for income taxes for the periods ended September 30, 2017 and December 31, 2016 differ from the amount which would be expected as a result of applying the statutory tax rates to the losses before income taxes due primarily to changes in the valuation allowance to fully reserve net deferred tax assets.

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carry-forwards are expected to be available to reduce taxable income.

The components of these differences are as follows:

	September 30,	September 30,
	2017	2016
	(Unaudited)	(Unaudited)
	$	$

Net tax loss carry-forwards	(112,858)	(33,942)
Statutory rate	15%	15%
Expected tax recovery	(16,929)	(5,091)
Change in valuation allowance	16,929	5,091
Income tax provision	-	-

	September 30,	December 31,
	2017	2016
	(Unaudited)	(Audited)
	$	$

Components of deferred tax assets:
Non capital tax loss carry forwards	(24,064)	(7,135)
Less: valuation allowance	24,064	7,135
Net deferred tax asset	-	-

The Company has provided a valuation allowance against the full amount of the deferred tax asset due to management’s uncertainty about its realization. As of September 30, 2017 the Company had approximately $160,425 in tax loss carryforwards that can be utilized future periods to reduce taxable income, and expire by the year 2037.

NOTE 6 - RELATED PARTY TRANSACTIONS

Details of transactions between the Corporation and related parties are disclosed below.

The following entities have been identified as related parties:

Vito Visconti, Director and greater than 10% stockholder.

The following transactions were carried out with related parties:

	September 30,	December 31,
	2017	2016
	(Unaudited)	(Audited)
	$	$
Balance sheet:
Loan from related party	94,529	-

F-8

From time to time, the president and stockholder of the Company provides advances to the Company for its working capital purposes. These advances bear no interest and are due on demand.

NOTE 7 - SUBSEQUENT EVENTS

In accordance with ASC 855-10, Company management reviewed all material events through the date of this report and determined that there are no additional material subsequent events to report.

F-9

LUTHOR WEB DEVELOPMENT, INC

FINANCIAL STATEMENTS

For the year ended December 31, 2016

REPORT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder of

Luthor Web Development, Inc

We have audited the accompanying balance sheets of Luthor Web Development, Inc. (“the Company”) as of December 31, 2016 and the related statements of operations, changes in stockholder's deficit and cash flows for the period from October 5, 2016 (inception) to December 31, 2016. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2016 and the results of its operations and cash flows for the period described above in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has not established a source of revenue sufficient to cover its operating costs. As of December 31, 2016 the Company has a working capital deficit and does not have the cash resources sufficient to meet its planned business objectives. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan regarding these matters is also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Dov Weinstein & Co. C.P.A. (Isr)

www.wcpa.co.il

Jerusalem, Israel

November 15, 2017

LUTHOR WEB DEVELOPMENT, INC

BALANCE SHEETS

(in U.S. Dollars)

As of

ASSETS	December 31, 2016
$

Current Assets:
Cash and cash equivalents	28,275

TOTAL ASSETS	28,275

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
Related party escrow	45,700
Total liabilities	45,700

Stockholder's Deficit
Common stock, $1 par value, 100 shares authorized; 100 shares issued and outstanding as of December 31, 2016	100
Accumulated deficit	(17,525)

Total Stockholders' Equity (Deficit)	(17,425)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	28,275

___________________

Director

Date:_____________________

The accompanying notes are an integral part of these financial statements.

LUTHOR WEB DEVELOPMENT, INC

STATEMENT OF OPERATIONS

(in U.S. Dollars)

Period from October 5, 2016 (inception) to December 31, 2016
$

Revenue
Revenue	-

Operating expenses:
General and administrative expenses	1,607
Professional fees	9,000
Rent	1,240
Website development	5,678
Total operating expenses	17,525

Loss from operations	(17,525)

Net loss	(17,525)

Loss per share - basic and diluted:

Net earnings (loss) per share attributable to common stockholders	(175)

Weighted average number of common shares outstanding	100

The accompanying notes are an integral part of these financial statements.

LUTHOR WEB DEVELOPMENT, INC

STATEMENT OF STOCKHOLDER’S DEFICIT

For the period from October 5, 2016 (inception) to December 31, 2016

	Common Stock		Paid in Capital	Accumulated Deficit	Total Stockholder’s Deficit
	Shares	Amount
		$		$	$

Balance of October 5, 2016	-	-	-	-	-

Common stock issued for cash at $1 per share	100	100	-	-	100

Loss for the year	-	-	-	(17,525)	(17,525)

Balance at December 31, 2016	100	100	-	(17,525)	(17,425)

The accompanying notes are an integral part of these financial statements.

LUTHOR WEB DEVELOPMENT, INC

STATEMENT OF CASH FLOWS

(in U.S. Dollars)

Period from October 5, 2016 (inception) to December 31, 2016
$

Cash Flows from Operating Activities

Net income / (loss)	(17,525)

Net cash used in operating activities	(17,525)

Cash Flows from Investing Activities	-

Cash Flows from Financing Activities
Proceeds from related party escrow	45,700
Proceeds from issuance of common stock	100
Net Cash provided by financing activities	45,800

(Decrease)/increase in cash and cash equivalents	28,275

Cash and cash equivalents at beginning of the period	-

Cash and cash equivalents at end of the period	28,275

The accompanying notes are an integral part of these financial statements.

LUTHOR WEB DEVELOPMENT, INC

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - NATURE OF BUSINESS AND BASIS OF PRESENTATION

Business

Luthor Web Development, Inc. (the “Company”) is a Florida Corporation incorporated on October 5, 2016.

Basis of Presentation

The Company maintains its accounting records on an accrual basis in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”).

These financial statements are presented in US dollars.

Fiscal Year End

The Corporation has adopted a fiscal year end of December 31.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The principal accounting policies are set out below, these policies have been consistently applied to the period presented, unless otherwise stated:

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts or revenues and expenses during the reporting period. Actual results could differ from those estimates.

Going concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. As at December 31, 2016 the Company has a deficit from operations of $17,525 and has not earned sufficient revenues to cover operating costs and has a working capital deficit of $17,425. The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the year ending December 31, 2017.

The Company will engage in very limited activities without incurring any liabilities that must be satisfied in cash until a source of funding is secured. The Company will offer non-cash consideration as a means of financing its operations. If the Company is unable to obtain revenue-producing contracts or financing or if the revenue or financing it does obtain is insufficient to cover any operating losses it may incur, it may substantially curtail or terminate its operations.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Cash and cash equivalents

Cash and equivalents include investments with initial maturities of three months or less. The Company maintains its cash balances at credit-worthy financial institutions that are insured by the Federal Deposit Insurance Corporation ("FDIC") up to $250,000.

Accounts payable and accrued expenses

Accounts payable and accrued expenses are carried at amortized cost and represent liabilities for goods and services provided to the Company prior to the end of the financial year that are unpaid and arise when the Company becomes obliged to make future payments in respect of the purchase of these goods and services.

Revenue Recognition

The Company recognizes revenue when all of the following have occurred: persuasive evidence of an agreement with the customer exists, delivery has occurred or services have been rendered, the selling price is fixed or determinable and collectability of the selling price is reasonably assured.

The Company recognizes revenues when title has passed to the customer, which is generally when products are shipped.

Income taxes

Income taxes are accounted for in accordance with ASC Topic 740, “Income Taxes.” Under the asset and liability method, deferred tax assets and liabilities are recognized for the future consequences of differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases (temporary differences). Deferred tax assets and liabilities are measured using tax rates expected to apply to taxable income in the years in which those temporary differences are recovered or settled. Valuation allowances for deferred tax assets are established when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Earnings per share

The Company computes net loss per share in accordance with ASC 260, "Earnings Per Share" ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is calculated by dividing the profit or loss attributable to common shareholders of the Company by the weighted average number of common shares outstanding during the period. Diluted EPS is determined by adjusting the profit or loss attributable to common shareholders and the weighted average number of common shares outstanding for the effects of all potential dilutive common shares, which comprise options granted to employees. As at December 31, 2016 the Company had no potentially dilutive shares.

Fair Value of Financial Instruments

The Company measures assets and liabilities at fair value based on an expected exit price as defined by the authoritative guidance on fair value measurements, which represents the amount that would be received on the sale of an asset or paid to transfer a liability, as the case may be, in an orderly transaction between market participants. As such, fair value may be based on assumptions that market participants would use in pricing an asset or liability. The authoritative guidance on fair value measurements establishes a consistent framework for measuring fair value on either a recurring or nonrecurring basis whereby inputs, used in valuation techniques, are assigned a hierarchical level.

The following are the hierarchical levels of inputs to measure fair value:

-

Level 1: Quoted prices in active markets for identical instruments;

-

Level 2: Other significant observable inputs (including quoted prices in active markets for similar instruments);

-

Level 3: Significant unobservable inputs (including assumptions in determining the fair value of certain investments).

Recent Accounting Pronouncements

The Company continually assesses any new accounting pronouncements to determine their applicability to the Company. Where it is determined that a new accounting pronouncement affects the Company’s financial reporting, the Company undertakes a study to determine the consequence of the change to its financial statements and assures that there are proper controls in place to ascertain that the Company’s financials properly reflect the change. The Company currently does not have any recent accounting pronouncements that they are studying and feel may be applicable.

NOTE 3 - LOAN FROM RELATED PARTY

December 31,
2016
$

Related party escrow	45,700

he director deposit escrow to ensure the completion of the transaction with Carsmartt Inc. (See note 8)

NOTE 4 - STOCKHOLDER’S DEFICIT

Common Stock

As of December 31, 2016, the Company issued 100 shares of common stock. The company received sum of $100 for those shares.

NOTE 5 - INCOME TAXES

The provision (benefit) for income taxes for the period from October 5, 2016 (inception) to December 31, 2016 differs from the amount which would be expected as a result of applying the statutory tax rates to the losses before income taxes due primarily to changes in the valuation allowance to fully reserve net deferred tax assets.

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carry-forwards are expected to be available to reduce taxable income.

December 31, 2016
$

Deferred tax assets:
Net operating loss before non-deductible items	(17,525)
(Less)/Add: non-deductible (income) / loss	-
Net operating loss after non-deductible items	(17,525)
Tax rate	15%
Total deferred tax assets	2,629
Less: Valuation allowance	(2,629)
Net deferred tax assets	-

December 31, 2016
$

Components of deferred tax assets:
Non capital tax loss carry forwards	2,629
Less: valuation allowance	(2,629)
Net deferred tax asset	-

The Company has provided a valuation allowance against the full amount of the deferred tax asset due to management’s uncertainty about its realization. As of December 31, 2016, the Company had approximately $17,525 in tax loss carryforwards that can be utilized future periods to reduce taxable income, and expire by the year 2036.

NOTE 7 - RELATED PARTY TRANSACTIONS

Details of transactions between the Corporation and related parties are disclosed below.

The following entities have been identified as related parties:

Vito Visconti, Director and greater than 10% stockholder.

The following balances exist with related parties:

December 31, 2016
$
Balance sheet:
Related party escrow	45,700

The director deposit escrow to ensure the completion of the transaction with Carsmartt Inc. (See note 8)

NOTE 8- SUBSEQUENT EVENTS

On January 17, 2017, the Company enter into an Agreement and Plan of Merger with Carsmartt, Inc, a Nevada corporation.

In accordance with ASC 855-10, Company management reviewed all material events through the date of this report and determined that there are no additional material subsequent events to report.

(b) Exhibits

The following documents are included as exhibits to this report.

Exhibit Number	Title of Document

3.1	Articles of Incorporation

3.2	Bylaws

3.3	Changes and Amendments to Articles

3.4	Revival of Corporation

3.5	Order Removing Custodian

10.1	Merger Agreement

10.2	Escrow Agreement

23.1	Consent of Independent Registered Public Accounting Firm

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Sports Supplement Group, Inc.
(Registrant)

January 5, 2018	By:	/s/ Roy Capasso
Roy Capasso
Chief Executive Officer

	By:	/s/ Diego Visconti
Diego Visconti
Chief Financial Officer